Exhibit 1.01

The Manitowoc Company, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2017

Part I.Introduction

This is the Conflict Minerals Report (the “Report”) of The Manitowoc Company, Inc. (the “Company,” “we,” “us” or “our”) for calendar year 2017 in accordance with Rule 13p-1 under the Securities and Exchange Act of 1934 (“the Rule”).  This Report discusses the Company’s efforts to determine whether any of the products it manufactures or contracts to be manufactured contain columbite-tantalite (coltan), cassiterite, gold, wolframite or their derivatives, which are limited to tantalum, tin, and tungsten (collectively, “3TGs”), that are necessary to the functionality or production of such products that may have originated in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”) or are from recycled or scrap sources.

Part II.Company and Product Overview

Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lifting solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2017, Manitowoc’s net sales totaled $1.58 billion, with over half generated outside the United States.  Additionally, our Manitowoc Crane Care offering leverages Manitowoc’s installed base of approximately 143,000 cranes to provide aftermarket parts and services to enable our customers to manage their fleets more effectively and improve their return on investment.  Due to the ongoing and predictable maintenance needed by cranes, as well as the high cost of crane downtime, Crane Care provides us with a consistent stream of recurring aftermarket revenue.

Our Conflict Minerals Steering Committee, which includes members of Strategic Purchasing and Corporate Legal (the “Committee”), conducted an analysis of our manufacturing operations and supply chain (the “applicability assessment”) and identified 3TGs that are necessary to the functionality or production of the Products we manufactured or contracted to be manufactured during calendar year 2017.  Our Products generally contain (in varying degrees and amounts) some 3TGs necessary to their functionality or production.

Part III.Reasonable Country of Origin Inquiry (“RCOI”)

We began our scoping process identifying a list of our Products that may contain 3TG and then we extracted a list of our suppliers who provide us with products that may contain one or more of the 3TGs. Once the filtering was completed, we populated the supplier list with contact information and provided the list to our third-party service provider. We also included a list of associated parts for these suppliers to ensure that suppliers have the option of completing their CMRT (as defined below) on the product or company level. This supplier list was then uploaded to our third-party provider’s software platform that allows us to store and manage supplier requests and documentation.

From there, we defined our scoping process even further by removing service providers, indirect materials suppliers, and inactive suppliers. This ensures that all suppliers surveyed provided items to the Company that were used in final Products in the year 2017. Through this process, we determined that 381 suppliers were in scope for the 2017 reporting period.

Our service provider then conducted the supplier survey portion of the RCOI. Utilizing the Conflict Minerals Reporting Template (the “CMRT”), version 5.01 or higher, developed by the Responsible Business Alliance (“RBA”) and The Global e-Sustainability Initiative (“GeSI”), the suppliers identified through the procedures described above were surveyed on their sourcing of the 3TGs that we identified in our Products. The CMRT includes questions regarding a direct supplier’s conflict minerals policy, its due diligence process, and information about its supply chain, such as the names and locations of smelters and refiners as well as the origin of 3TGs used by those facilities.

During the supplier survey, suppliers were contacted and asked to complete the CMRT. All communications were tracked and monitored in our third-party provider’s software platform. Non-responsive suppliers were contacted a minimum of three times by our service provider’s Supply Chain Team as well as by Manitowoc personnel in one-on-one communications. This included four follow-ups to encourage their response via the CMRT.

To ensure that our suppliers understood our expectations regarding the sourcing of 3TGs, we provided training through webinars, videos, documentation, and one-on-one discussions. We continued to put a strong emphasis on supplier education and training. To accomplish this, we utilized a Learning Management System, Assent University, and provided all in-scope suppliers access to Assent’s Conflict Minerals training course. This training is tracked and evaluated based on completion. All suppliers are encouraged to complete all modules within this course.

The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation was to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted forms were accepted and classified as valid or invalid so that data was retained. All suppliers who submitted CMRTs that were flagged as “invalid” were contacted at least twice to address items such as incomplete data, missing smelter information, or inconsistent answers. These communications were monitored and tracked in our service provider’s system for future reporting and transparency. As of May 1, 2018, we had received responses from 77.5% of the suppliers surveyed (there were 11 invalid submissions that were not corrected by suppliers).

Based on the RCOI, we determined that we may have some suppliers who sourced 3TGs from the Covered Countries. Therefore, in an effort to identify mines with the greatest possible specificity, we conducted due diligence on our supplier base, as described below.

Part IV.Due Diligence

In accordance with Securities and Exchange Commission (“SEC”) rules, the Company undertook due diligence efforts to determine whether the 3TGs in the Products it manufactures, or contracts to manufacture, that are necessary to the functionality or production of its Products originated in the Covered Countries or are from recycled or scrap sources.  The Company designed its due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and related supplements for each of the Conflict Minerals (the “OECD Guidance”).

Our due diligence process for 2017 included the steps described below:

Step 1:  Establish strong Company management systems

We are committed to the responsible sourcing of our Products and we expect the same from our suppliers, including ensuring that the products or components supplied to us do not directly or indirectly finance or benefit armed groups in the Covered Countries.  Our suppliers are required to support our efforts to comply with the Rule.  We have developed a Conflict Minerals Policy, which is available on our website (www.manitowoc.com) under Investor Relations–Corporate Governance–Governance Highlights–Other Governance Documents (http://ir.manitowoc.com/investor-relations/corporate-governance/governance-documents/default.aspx). In addition, our standard supplier terms and conditions address our expectations related to any 3TGs supplied to us.  We also have a Company-level mechanism to enable the reporting of grievances.

We established a grievance mechanism whereby employees and suppliers can report violations of the Company’s policies, including with respect to conflict minerals. Suppliers and others outside the Company may contact our conflict minerals team to communicate with us, including to report grievances, via a dedicated email address that is published in our conflict minerals policy and in other communications with our suppliers. In addition, our employees may anonymously report suspected violations using Manitowoc’s Corporate Governance/Whistleblower Hotline, available 24 hours a day, seven days a week. The Company’s Corporate Governance/Whistleblower Hotline is staffed by non-Manitowoc personnel, who share any information reported with our General Counsel and our Audit Committee.

The Committee, which includes multiple internal stakeholder representatives and reports to the Company’s senior leadership, oversees supplier due diligence regarding Conflict Minerals.  The Committee is also responsible for educating procurement and supply chain employees, revising supplier terms and conditions to include our Conflict Minerals expectations, and overseeing the preparation of the Form SD and this Report. The Committee also has the authority to engage consultants and advisors to assist with its efforts.

Building on the process the Committee implemented in previous years, in 2017 the Committee analyzed the Company’s manufacturing operations and supply chain to identify the Products that we manufacture or contract to manufacture that might contain 3TGs.  Based on that process, the Committee worked with the Company’s engineering, manufacturing, and supply chain management teams as well as our service provider to identify, engage with, and make appropriate inquiries of our suppliers to determine, based on a RCOI, whether the Company may be sourcing 3TGs from the Covered Countries. We also sought to strengthen engagement with suppliers by developing an internal procedure that includes steps for supplier engagement escalations, including direct follow ups from Company personnel and our third-party service provider.

The Company retained information regarding its due diligence efforts for 2017 in accordance with its existing record retention policies and procedures.

Step 2:  Identify and assess risk in the supply chain

Our due diligence efforts were based on a survey process in which we requested certain information from selected suppliers who we believed may be providing parts or components containing 3TGs by using the CMRT, as previously discussed.  More specifically, the Committee oversaw the following:

•

A supply chain survey of those direct suppliers identified during the applicability assessment and ROCI who the Company believed represented the highest risk of supplying parts or components that may contain 3TGs from the Covered Countries.

•	Automated data validation on all submitted CMRT responses. All invalid responses were flagged and the applicable suppliers were contacted at least twice to correct their CMRT.
•

A comparison of the smelters and refiners that were identified by the Company’s suppliers against the list maintained by the Responsible Minerals Initiative (“RMI”) to assist in the supplier risk assessment.

•	Periodic reporting to senior management regarding the results of the survey and related risk assessment.

Certain of the responses to the CMRT included the names of facilities listed by the suppliers as smelters or refiners of 3TGs.  As a downstream consumer of 3TGs, we do not have direct relationships with smelters and refiners of 3TGs and do not perform or direct audits of these entities. Our service provider compared the facilities listed by our suppliers to the list of smelters and refiners maintained by the RMI. If a supplier indicated that the facility was identified as “conformant,” our service provider first confirmed that the name of the smelter or refiner was included on the published list as an active facility. As of May 1, 2018, we had validated 321 smelters or refiners and are working to validate the additional smelter/refiner entries from the submitted CMRTs.

In order to assess the risk that any of these smelters or refiners posed to our supply chain, we determined if the smelter or refiner had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). In cases where the smelter’s due diligence practices have not been audited against the standard, a potential risk exists. Of the valid facilities identified, 257 have been identified as conformant by the RMAP standard and an additional 11 have committed to or are currently undergoing an audit through the RMAP. Due to the provision of primarily company or divisional level CMRTs by our suppliers, as opposed to product-level CMRTs, we cannot definitively determine the connection of their 3TGs (if any) to our Products.

Each facility that meets the RMI definition of a smelter or refiner of a 3TGs mineral is assessed according to red flag indicators defined in the OECD Guidance. Our third-party service provider utilizes the following three scoring criteria to determine the level of risk that each smelter or refiner poses to the supply chain by identifying red flags:

•	Geographic proximity to the DRC and covered countries;
•	RMAP audit status; and
•	Credible evidence of unethical or conflict sourcing.

Additionally, suppliers were evaluated on the strength of their sourcing program, which further assisted in identifying risk in the supply chain and in making key risk mitigation decisions. The following questions from the CMRT were used to evaluate the strength of each supplier’s program:

•	Have you established a conflict minerals sourcing policy?
•	Have you implemented due diligence measures for conflict-free sourcing?
•	Do you review due diligence information received from your suppliers against your company’s expectations?
•	Does your review process include corrective action management?

If a supplier answered “yes” to all of the questions above, it was deemed to have a strong 3TGs program. When a supplier did not meet any of those criteria, it was deemed to have a weak 3TGs program. Any supplier who is flagged as having a weak program will be contacted to encourage it to increase the strength of its program.

We believe that the inquiries and investigations described above, which included (1) seeking information about 3TGs smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT; (2) verifying those smelters and refiners with the expanding published lists; (3) conducting the due diligence review; and (4) obtaining additional documentation and verification, as applicable, represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Products.

Step 3:  Design and implement a strategy to respond to identified risks

We completed a management reporting dashboard on a periodic basis summarizing the results of the risk assessment process.  Other elements of the Company’s due diligence process designed to respond to identified risks included the following:

•	Suppliers who did not respond to the Company’s initial survey request were sent at least three escalation communications requesting that they provide the information requested.
•

Suppliers who provided incomplete or inconsistent responses were sent follow-up communications, as previously discussed.  Based on the type of risk identified during a review of supplier responses, suppliers were sent a corrective action communication.

Based on the smelter or refiner risk criteria noted above, the following facilities have been identified with red-flag risks in their supply chain:

•	Tony Goetz NV - CID002587
•	African Gold Refinery Limited (AGR) – CID003185
•	Kaloti Precious Metals - CID002563
•	Universal Precious Metals Refining Zambia - CID002854
•	Fidelity Printers and Refiners - CID002515
•	Sudan Gold Refinery - CID002567

As part of our risk management plan under the OECD Guidance, when these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take its own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Manitowoc, and escalating up to removal of these high-risk smelters from their supply chain. As per the OECD Guidance, risk mitigation will depend on the supplier’s specific context.

If a supplier was unable to confirm that 3TGs supplied to us were sourced from a smelter or refiner that has been audited and certified as conflict-free, we requested that the supplier find alternative sources for 3TGs.

In addition, if, through our due diligence process, we became aware that one of our suppliers was sourcing 3TGs from the Covered Countries or was unable to determine the origin of the 3TGs supplied to us, our practice was to take the following steps:

•	Determine whether the smelter or refiner that processed the 3TGs supplied by that supplier had been audited and certified as conflict-free by a reputable independent third party such as the RMI;
•	Notify the supplier of our Conflict Minerals Policy and expectations; and
•	Inform the supplier that if the supplier does not begin using conflict-free sources within a reasonable period, we may take appropriate steps including, but not limited to, replacing the supplier.

Step 4:  Third-party audit of smelters’/refiners’ due diligence practices

As a downstream consumer of 3TGs, the Company must rely on its direct suppliers to gather information about smelters and refiners in the supply chain.  The Company does not purchase any 3TGs in their raw material form and, to the best of its knowledge, does not directly purchase any products or components directly from any of the Covered Countries.  As a result, the Company does not perform or direct audits of smelters and refiners. Instead, we rely on third-party audits of smelters and refiners conducted as part of the RMAP, which uses independent private sector auditors to audit the source, including the mines of origin, and the chain of custody of the minerals used by smelters and refiners that agree to participate in the program.

Step 5:  Report annually on supply chain due diligence

This Report and the related Form SD were publicly filed with the SEC and are available on our website (www.manitowoc.com) under Investor Relations–Corporate Governance–Governance Highlights–Other Governance Documents (http://ir.manitowoc.com/investor-relations/corporate-governance/governance-documents/default.aspx).

Part V.Due Diligence Results

Most of the supplier responses we received provided data at a company or divisional level.  Therefore, based on our due diligence efforts, we are unable to determine whether the 3TGs reported by the suppliers were contained in the actual components or parts supplied to the Company. Due to this, our list of processing smelters or refiners may contain more facilities than those that actually processed the 3TGs contained in our Products.

The quality of the responses that we received from our surveyed suppliers continues to be varied. Many responses provided by suppliers (via the CMRT) included the names of facilities listed by the suppliers as smelters or refiners. The CMRTs submitted by suppliers that do not list at least one smelter for each 3TGs claimed on the CMRT are considered invalid and our third-party provider continues to follow up with these suppliers. In addition, there are still suppliers unable to provide the smelters or refiners used for 3TGs supplied to us.

For all responses that indicated a smelter, our third-party provider compared the facilities listed to the list of smelters maintained by the RMI. If a supplier indicated that the facility was identified as “DRC Conflict-Free,” our provider confirmed that the name was listed by RMI as a conformant smelter. No violations were identified. As of May 1, 2018, we had validated 321 smelters or refiners and we are working to validate the additional smelter or refiner entries from the submitted CMRTs.

Based on the smelter list provided by suppliers via the CMRTs and publicly available information, we have identified 257 smelters and refiners that are deemed RMAP Conformant – this indicates these smelters or refiners follow the RMAP audit protocols. There are 11 more smelters or refiners that have been deemed Active, meaning that they have committed to undergo a RMAP audit or are currently participating in one of the cross-recognized certification programs such as the LBMA Responsible Gold Certification or the Responsible Jewelry Program Chain-of-Custody Certification. The remaining 53 smelters and refiners have not yet been confirmed as conflict-free.

Appendix A to this Report lists the legitimate smelters and refiners that the suppliers we surveyed reported as being in their supply chains. We have not listed in Appendix A any smelters or refiners that we have not been able to validate as a legitimate smelter or refiner of 3TGs. The fact that the smelter or refiner is listed on Appendix A does not definitively indicate that 3TGs processed by such smelter or refiner were included in the Company’s Products. Appendix B to this Report includes an aggregated list of potential countries of origin from which the reported facilities collectively source 3TGs, based on information provided by our suppliers and the RMI; the fact that a country is listed on Appendix B does not definitively indicate that 3TGs in the Company’s Products were sourced from that country.

Part VI.Steps to Improve Due Diligence

In addition to the measures described above, the Company intends to take the following steps during the next compliance period to improve the due diligence conducted and to further mitigate the risk that the 3TGs necessary to support our operations benefit armed groups, including:

•	Informing and encouraging suppliers to transition to smelters identified as conflict-free by an independent audit program such as the RMAP;
•	Actively participating in and supporting industry trade groups to help improve communication throughout the supply chain;
•	Working with certain suppliers to help educate them on our ongoing expectations supporting responsible sourcing decisions;
•	Reconsidering our willingness to continue to partner with suppliers who do not comply with our Conflict Minerals Policy and who do not meet our expectations;
•	Contacting suppliers that have been flagged for additional follow-up and clarification; and/or
•	Increasing education to suppliers regarding the Conflict Minerals Rule, smelters and refiners, and proper use of the CMRT.

Forward-Looking Statements

The Report contains forward-looking statements, which express a belief, expectation or intention, as well as those that are historical fact, including statements relating to our compliance efforts and expected actions.  The words “expects,” “intends,” “plans,” “believes,” and “anticipates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future actions or performance and are subject to various risks, uncertainties and assumptions. Undue reliance should be not be placed on these statements, which are only effective as of the date of this Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

Appendix A

List of Potential Smelters/Refiners

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	RMI Audit Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Not Enrolled
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Conformant
Gold	African Gold Refinery	UGANDA	CID003185	Not Enrolled
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Conformant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Not Enrolled
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	Caridad	MEXICO	CID000180	Not Enrolled
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	Chugai Mining	JAPAN	CID000264	Not Enrolled
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Not Enrolled
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Not Enrolled
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant

Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Active
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Conformant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Conformant
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322	Not Enrolled
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Not Enrolled
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Not Enrolled
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Not Enrolled
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Not Enrolled
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Not Enrolled
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Not Enrolled
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Not Enrolled
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Not Enrolled
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Italpreziosi	ITALY	CID002765	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Not Enrolled
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Not Enrolled
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Active
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant

Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Not Enrolled
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Not Enrolled
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Not Enrolled
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Not Enrolled
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Active
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Not Enrolled
Gold	Marsam Metals	BRAZIL	CID002606	Conformant
Gold	Materion	UNITED STATES	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Conformant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Active
Gold	Morris and Watson	NEW ZEALAND	CID002282	Not Enrolled
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Not Enrolled
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Not Enrolled
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Active
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Conformant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Conformant
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Pease & Curren	UNITED STATES	CID002872	Not Enrolled

Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Not Enrolled
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Not Enrolled
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Active
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAAMP	FRANCE	CID002761	Conformant
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Not Enrolled
Gold	Safimet S.p.A	Italy	CID002973	Conformant
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Active
Gold	Sai Refinery	INDIA	CID002853	Not Enrolled
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Conformant
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Not Enrolled
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	Conformant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Not Enrolled
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Not Enrolled
Gold	Sudan Gold Refinery	SUDAN	CID002567	Not Enrolled
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Conformant
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Conformant
Gold	T.C.A S.p.A	ITALY	CID002580	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Not Enrolled

Gold	Tony Goetz NV	BELGIUM	CID002587	Not Enrolled
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Not Enrolled
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Conformant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Not Enrolled
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Not Enrolled
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Conformant
Tantalum	Duoluoshan	CHINA	CID000410	Not Enrolled
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant

Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Conformant
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Conformant
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Conformant
Tantalum	QuantumClean	UNITED STATES	CID001508	Conformant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Conformant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Conformant
Tantalum	Taki Chemicals	JAPAN	CID001869	Conformant
Tantalum	Telex Metals	UNITED STATES	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	Conformant
Tin	Alpha	UNITED STATES	CID000292	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	Not Enrolled
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Active
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	Not Enrolled
Tin	CV Ayi Jaya	INDONESIA	CID002570	Conformant
Tin	CV Dua Sekawan	INDONESIA	CID002592	Conformant
Tin	CV Gita Pesona	INDONESIA	CID000306	Conformant
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Conformant
Tin	CV United Smelting	INDONESIA	CID000315	Conformant
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Conformant

Tin	Dowa	JAPAN	CID000402	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	Not Enrolled
Tin	EM Vinto	BOLIVIA	CID000438	Conformant
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Not Enrolled
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Conformant
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Not Enrolled
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	Not Enrolled
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Conformant
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Not Enrolled
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant

Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Conformant
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Conformant
Tin	PT Bukit Timah	INDONESIA	CID001428	Conformant
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Conformant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	Conformant
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Conformant
Tin	PT Karimun Mining	INDONESIA	CID001448	Conformant
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Conformant
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT O.M. Indonesia	INDONESIA	CID002757	Conformant
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Conformant
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Conformant
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Conformant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant
Tin	PT Tommy Utama	INDONESIA	CID001493	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Super Ligas	Brazil	CID002756	Not Enrolled
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	Not Enrolled
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant

Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Active
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Not Enrolled
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Not Enrolled
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Not Enrolled
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Conformant

Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Conformant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Conformant

Appendix B

Potential Countries of Origin

The list below sets forth the potential countries of origin of 3TGs used in the manufacture of the Products disclosed in the Report. The list is based on publicly available information, our RCOI, and other due diligence efforts. However, for the reasons described in the Report, these possible countries of origin cannot be linked to our Products with reasonable certainty.

Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Democratic Republic of the Congo, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia